Exhibit 99.1

Tandem Diabetes Care Announces Proposed Private Placement of Convertible Notes

SAN DIEGO, Calif., March 4, 2024 – Tandem Diabetes Care, Inc. (NASDAQ: TNDM), a global insulin delivery and diabetes technology company, announced today that it intends to offer, subject to market conditions and other factors, $250.0 million aggregate principal amount of its Convertible Senior Notes due 2029 (the “notes”) in a private placement (the “offering”) to persons reasonably believed to be qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”). Tandem also intends to grant the initial purchasers of the notes an option to purchase, within the 13-day period beginning on, and including, the first date on which the notes are issued, up to an additional $37.5 million principal amount of notes.

The notes will be general unsecured obligations of Tandem and will accrue interest payable semiannually in arrears. Upon conversion, Tandem will pay or deliver, as the case may be, cash, shares of its common stock or a combination of cash and shares of its common stock, at its election. The interest rate, initial conversion rate and other terms of the notes will be determined at the time of pricing of the offering.

Tandem expects to use the net proceeds from the offering, together with cash on hand, to pay the cost of the capped call transactions described below, to repurchase for cash certain of its 1.50% Convertible Senior Notes due 2025 (the “2025 notes”) and to repurchase up to $30.0 million shares of its common stock in privately negotiated transactions, each as described below. If the initial purchasers exercise their option to purchase additional notes, Tandem expects to use a portion of the net proceeds from the sale of the additional notes to enter into additional capped call transactions and the remainder for general corporate purposes, which may include additional repurchases of the 2025 notes from time to time following this offering, or the repayment at maturity, of the 2025 notes.

In connection with the pricing of the notes, Tandem expects to enter into privately negotiated capped call transactions with one or more of the initial purchasers or their respective affiliates and/or certain other financial institutions (the “option counterparties”). The capped call transactions will cover, subject to customary adjustments, the number of shares of Tandem’s common stock that will initially underlie the notes. The capped call transactions are expected to offset the dilution to Tandem’s common stock as a result of any conversion of the notes, with such offset subject to a cap.

In connection with establishing their initial hedges of the capped call transactions, Tandem expects that the option counterparties or their respective affiliates will enter into various derivative transactions with respect to Tandem’s common stock and/or purchase shares of Tandem’s common stock concurrently with or shortly after the pricing of the notes, including with, or from, certain investors in the notes. This activity could increase (or reduce the size of any decrease in) the market price of Tandem’s common stock or the notes at that time.

In addition, Tandem expects that the option counterparties or their respective affiliates may modify their hedge positions by entering into or unwinding various derivatives with respect to Tandem’s common stock and/or purchasing or selling shares of Tandem’s common stock or other securities of Tandem in secondary market transactions following the pricing of the notes and prior to the maturity of the notes (and are likely to do so during the observation period relating to any conversion of the notes on or after December 15, 2028 that is not in connection with a redemption, or, to the extent Tandem elects to unwind a portion of the capped call transactions, following any repurchase, redemption, exchange or early conversion of the notes). This activity could also cause or avoid an increase or a decrease in the market price of Tandem’s common stock or the notes, which could affect a noteholder's ability to convert its notes and, to the extent the activity occurs following conversion or during any observation period related to a conversion of notes, it could affect the amount and value of the consideration that a noteholder will receive upon conversion of such notes.

Exhibit 99.1

Concurrently with the pricing of the notes in the offering, Tandem expects to enter into one or more privately negotiated transactions with one or more holders of the 2025 notes to repurchase for cash certain of its 2025 notes on terms to be negotiated with each holder (each, a "note repurchase transaction"). The terms of each note repurchase transaction will depend on a variety of factors. No assurance can be given as to how much, if any, of the 2025 notes will be repurchased or the terms on which they will be repurchased. This press release is not an offer to repurchase the 2025 notes, and the offering of the notes is not contingent upon the repurchase of the 2025 notes.
In connection with any note repurchase transaction, Tandem expects that holders of the 2025 notes who agree to have their 2025 notes repurchased and who have hedged their equity price risk with respect to such notes (the “hedged holders”) will unwind all or part of their hedge positions by buying Tandem’s common stock and/or entering into or unwinding various derivative transactions with respect to Tandem’s common stock. The amount of Tandem’s common stock to be purchased by the hedged holders or in connection with such derivative transactions may be substantial in relation to the historical average daily trading volume of Tandem’s common stock. This activity by the hedged holders could increase (or reduce the size of any decrease in) the market price of Tandem’s common stock, including concurrently with the pricing of the notes, resulting in a higher effective conversion price of the notes. Tandem cannot predict the magnitude of such market activity or the overall effect it will have on the price of the notes or Tandem’s common stock.

Additionally, in connection with the issuance of the 2025 notes, Tandem entered into capped call transactions (the “existing option transactions”) with certain financial institutions (the “existing option counterparties”). To the extent Tandem effects any note repurchase transactions, it intends to enter into agreements with the existing option counterparties to terminate a portion of the existing option transactions in a notional amount corresponding to the amount of 2025 notes repurchased (such terminations, the “unwind transactions”). In connection with any such termination of any of the existing option transactions, Tandem expects such existing option counterparties and/or their respective affiliates will unwind various derivatives with respect to Tandem’s common stock and/or sell shares of Tandem’s common stock concurrently with or shortly after pricing of the notes. This activity could decrease (or reduce the size of any increase in) the market price of Tandem’s common stock at that time and could decrease (or reduce the size of any increase in) the market value of the notes.

As discussed above, Tandem also intends to use up to $30.0 million of the net proceeds from the offering to repurchase shares of its common stock. Tandem expects to repurchase such shares from purchasers of notes in the offering in privately negotiated transactions with or through one of the initial purchasers or its affiliate concurrently with the pricing of the offering (the “share repurchases”), and Tandem expects the purchase price per share of Tandem’s common stock repurchased in the share repurchases to equal the closing price per share of Tandem’s common stock on the date of pricing of the offering. These share repurchases could increase, or reduce the size of any decrease in, the market price of Tandem’s common stock, including concurrently with the pricing of the notes, resulting in a higher effective conversion price for the notes. No assurance can be given as to how much, if any, of Tandem’s common stock will be repurchased or the terms on which they will be repurchased. This press release is not an offer to repurchase Tandem’s common stock, and the offering of the notes is not contingent upon the repurchase of Tandem’s common stock.

The notes and any shares of Tandem’s common stock issuable upon conversion of the notes have not been and will not be registered under the Securities Act, any state securities laws or the securities laws of any other jurisdiction, and unless so registered, may not be offered or sold in the United States absent registration or an applicable exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and other applicable securities laws.

This press release is neither an offer to sell nor a solicitation of an offer to buy any of these securities nor shall there be any sale of these securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to the registration or qualification thereof under the securities laws of any such state or jurisdiction.

Exhibit 99.1

About Tandem Diabetes Care, Inc.

Tandem Diabetes Care, a global insulin delivery and diabetes technology company, manufactures and sells advanced automated insulin delivery systems that reduce the burden of diabetes management, while creating new possibilities for patients, their loved ones, and healthcare providers. Tandem’s pump portfolio features the Tandem Mobi system and the t:slim X2 insulin pump, both of which feature Control-IQ advanced hybrid closed-loop technology. Tandem Diabetes Care is based in San Diego, California.

Tandem Diabetes Care, the Tandem logo, Control-IQ, Tandem Mobi and t:slim X2 are either registered trademarks or trademarks of Tandem Diabetes Care, Inc. in the United States and/or other countries.

Forward-looking Statements

This press release includes forward-looking statements regarding, among other things, the offering, including statements regarding the closing of the offering of the notes, capped call transactions, repurchase transactions and unwind transactions, the expected use of proceeds from the offering, the amount of repurchases of our 2025 notes and shares of our common stock, the potential impact of the foregoing or related transactions on dilution to holders of our common stock and the market price of our common stock or the notes. Any statement describing our expectations, intentions or beliefs is a forward-looking statement and should be considered an at-risk statement. Such statements are subject to certain risks and uncertainties, including, without limitation, changes in market conditions, whether we will be able to satisfy closing conditions related to the offering, whether and on what terms we may repurchase any of the 2025 notes or shares of our common stock, whether the capped call transactions will become effective, whether the unwind transactions will become effective and unanticipated uses of capital, any of which could differ or change based upon market conditions or for other reasons. Tandem’s forward-looking statements also involve assumptions that, if they never materialize or prove correct, could cause its results to differ materially from those expressed or implied by such forward-looking statements. Although Tandem’s forward-looking statements reflect the good faith judgment of its management, these statements are based only on facts and factors currently known by Tandem. As a result, you are cautioned not to rely on these forward-looking statements. These and other risks are described in additional detail in Tandem’s annual report on Form 10-K for the year ended December 31, 2023, which is on file with the Securities and Exchange Commission.

In this press release, unless the context requires otherwise, “Tandem,” “Tandem Diabetes Care,” “we,” “our,” and “us” refers to Tandem Diabetes Care, Inc. and its subsidiaries.

Tandem Investor Contact:
858-366-6900
IR@tandemdiabetes.com